EXHIBIT 99.2

AZONIC CORPORATION ANNOUNCES APPOINTMENT OF NEW OFFICERS AND DIRECTORS.


NEW YORK--(BUSINESS  WIRE)--October 14, 2004--Azonic  Corporation  (OTCBB:AZOI -
News) announces the appointment of the following individuals as new officers and directors:


John G. Simmonds: Chief Executive Officer and Director

         Mr. Simmonds, 54, has 35 years of experience in the communications sector. He has extensive experience in building teams, operating systems, and distribution networks. Mr. Simmonds has particular experience with developing distribution networks for Midland(TM) LMR products worldwide, an asset now owned by Wireless Age Communications, Inc. (OTCBB:WLSA), through its wholly owned subsidiary, Prime Wireless Corporation. Mr. Simmonds was integral in developing the Midland(TM) brand worldwide following an initial product launch in Canada during the late 1970's through his family business A.C Simmonds & Sons Ltd. and later followed by the successful acquisition of Midland International Corporation from Western Auto, a subsidiary of Sears in 1993.

         Mr. Simmonds has, since March 2003, been the Chief Executive Officer and a Director of Wireless Age Communications, Inc. In addition, since 1998, Mr. Simmonds has served as the CEO and a Director of TrackPower (OTCBB:TPWR), a development company involved in horse race track ownership opportunities. Mr. Simmonds has also been CEO and or director of several other companies. Mr. Simmonds will replace Gregory H. Laborde as Azonic's CEO. Mr. Laborde, who has served as Azonic's CEO since September of 2003, voluntarily resigned as CEO as of October 12, 2004.


Gary Hokkanen: Chief Financial Officer

         Mr. Hokkanen, 48, is an executive level financial manager with over 6 years experience in public company financial management. Mr. Hokkanen has, since May 2003, been the Chief Financial Officer of Wireless Age Communications, Inc. From January 2001 to April 2003 Mr. Hokkanen was CFO of IRMG Inc., a Toronto based financial management consulting firm. Mr. Hokkanen served as CFO of Simmonds Capital Limited from July 1998 to January 2001 and served as CFO of Trackpower Inc. from February 1998 to June 2001. For the period April 1996 to July 1998, Mr. Hokkanen served as Treasurer of Simmonds Capital Limited. Mr. Hokkanen holds a Bachelor of Arts degree from the University of Toronto and is a CMA (Certified Management Accountant) and a member of the Society of Management Accountants, Ontario.


Jim Hardy: Chief Operating Officer

         Mr. Hardy, 49, has more than 25 years of experience in both technical and business development. He has served since May 2004 as Chief Operating Officer of Wireless Age Communications, Inc. From 1999-2000, he served as the President and COO of Iceberg Media Inc. (TSX Venture Exchange symbol: YIC), where he implemented a fully integrated internet broadcast facility. In 1991, Mr. Hardy founded HTI Inc., which is a professional services consulting firm involved in the high tech industry. In 1987, he joined Oracle Corporation Canada Inc. as Corporate Consultant and later became Vice-President responsible for Oracle Canada's Consulting Division until 1991. In 1984, he co-founded Nexus Computer Consultants, a systems consulting firm, and served as President and CEO.

David MacKinnon: Chief Technology Officer.

         Mr. MacKinnon, 54, has more than 30 years of experience in wireless communications systems, business development and management. Mr. MacKinnon has, since May of 2004, been the Chief Technology Officer of Wireless Age Communications, Inc. From 1995 until May of 2004, Mr. MacKinnon was employed as the Chairman of Selmah House, Ltd., a private company involved in the business of technology consulting, financial services and investments. From 1980 until 1995, Mr. MacKinnon was employed with SNC-Lavalin (TSX: SNC), an engineering consulting company, where he last held the position of Senior Vice President. At SNC-Lavalin, Mr. MacKinnon was involved in remote sensing in particular the real-time collection of oceanographic, metrological and sea ice information ice in both the Beaufort Sea and the North Atlantic. Mr. MacKinnon is a 1971 graduate of St. Mary's University in Halifax, Nova Scotia. He also attended Dalhousie University in Halifax, Nova Scotia, for two years.


Carrie Weiler: Corporate Secretary

         Ms. Weiler, 45, provides Corporate Secretarial services to the Simmonds group of companies, which she joined in 1979. She has, since 1994, also served as Vice President of Corporate Development for Simmonds group of companies. In addition, since May 2003, Ms. Weiler has served as the Corporate Secretary of Wireless Age Communications, Inc.


David Smardon (Chairman of the Board)

         Dave Smardon, 50, is a seasoned executive with a background in establishing, growing, and financing technology-based companies. Mr. Smardon is currently CEO and Managing Partner of Nibiru Capital Management Limited.

         Since 1991, Mr. Smardon has been involved in several turnarounds and re-financings of Canadian technology companies where he has raised additional capital and assisted in operational restructuring. In 1997, he was chosen to spearhead the establishment of a government sponsored Internet portal called Innovator's Alliance. As interim CEO, Mr. Smardon attracted over $2 million in corporate sponsors for the non-profit organization and helped recruit a membership base of 125 CEOs before turning the reigns over to a full-time Managing Director.

         Through the 1990s, Mr. Smardon established and expanded the Nibiru group of companies including Nibiru Tactical Corporation, Nibiru Investments and Nibiru Capital Management Limited. These entities provide investment capital and hands-on operational management to high growth technology companies. In addition they provide advisory, due diligence and investment syndication services to the institutional investment communities.

Ralph V. (Terry) Hadley, III, Esq.: Director

         Mr. Hadley, 62, is currently and has been the Managing Partner of Swan & Hadley, P.A., a law firm based in Winter Park, Florida, since prior to 1994. Mr. Hadley is the nominee of the Filippo Guani Revocable Trust, which is entitled to nominate one member of Azonic Corp.'s Board of Directors pursuant to an Asset Sale Agreement with Azonic Corp. dated August 26, 2004. The Trust currently owns 3.000,000 shares of the Azonic's common stock and is eligible to receive up to an additional 1,500,000 shares of Azonic Corp.'s common stock and an earn out payment of up to $3,000,000. Mr. Hadley received his Bachelor of Science degree from the University of Florida in 1965 and his law degree from the University of Florida College of Law in 1968.

         Messrs. Simmonds, Smardon and Hadley join Mr. Laborde on Azonic's Board of Directors. Mr. Karl Nelson, who served as a Director of Azonic since September of 2003, voluntarily resigned in August of 2004.

Additional Information.


         Mr. Simmonds, Mr. Hokkanen, Mr. Hardy, Mr. MacKinnon and Ms. Weiler provide services to Azonic Corp. pursuant to a Management Services Agreements. All of the above-named officers are also officers (in the same respective capacities) of Wireless Age Communications, Inc. (OTCBB:WLSA), with which Azonic Corp. has entered into a strategic alliance to develop and market a disposable cellular phone. Wireless Age Communications, Inc., owns 4,460,000 shares of the Azonic's common stock.

         Mr. Smardon provides services to Azonic Corp. pursuant to a Consulting Agreement with Azonic Corp. dated as of October 1, 2004. Mr. Smardon is the CEO and Managing General Partner of Nibiru Capital Management Limited, which owns 4,460,000 shares of Azonic Corp.'s common stock.

         Additional information about the terms of the relationships between Azonic Corp., the above-named individuals, and the other entities and organizations mentioned in this press release (including copies of written agreements) are being filed on a Form 8-K and will be available at the SEC's website: www.sec.gov. However, the SEC has not reviewed, verified or approved any portion of this press release or the above-referenced Form 8-K.

About Wireless Age Communication Inc.

Wireless Age Communications Inc. operates three Strategic Business Units (SBUs). They consist of Wireless Age for the retail sector , Wireless Source covering wholesale/distribution and Wireless Works is the Company's networks and engineering division.

Wireless Age retail outlets market and sell next generation wireless products and services. Wireless Source distributes prepaid phone cards, wireless accessories, land mobile radios, batteries and ancillary electronics products throughout North America. Wireless Works operates broadband public access and private networks and develops and deploys consumer and commercial products for use on those networks.

Wireless Age's retail operations (Wireless Age) are conducted through its 94% owned subsidiary Wireless Age Communications, Ltd. Wholesale operations (Wireless Source) are conducted through its wholly owned subsidiaries Wireless Source Distribution Ltd., Marlon Distributors Ltd., Prime Wireless Corporation and the A.C. Simmonds and Sons operating division. Networks and engineering operations (Wireless Works) are conducted through agreements with Knowlton Pass Electronics Limited and Maxtel Wireless Inc.

Wireless Age has an investment in RELM Wireless Corporation which manufactures and markets high-specification two-way communications equipment for use by public safety professionals and government agencies, as well as radios for use in a wide range of commercial and industrial applications. Advances include new low-cost digital portable two-way radios compliant with APCO Project 25 technical specifications. Products are manufactured and distributed worldwide under BK Radio, RELM and Uniden PRC brand names.

Wireless Age also has an investment in Azonic Corporation which plans to market two low cost, analog phones. One is designed to be located in glove boxes, first aid kits and emergency supply packages and used for emergency purposes. The second is a prepaid wireless phone designed to be used in the low cost and short-term usage markets.

For additional information about Wireless Age Communications Inc. or its subsidiaries, please visit our website at www.thewirelessage.com or review our periodic filings with the Securities and Exchange Commission at http://www.sec.gov.

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. Azonic Corporation cannot provide assurances that the matters described in this press release will be successfully completed or that we will realize the anticipated benefits of any transaction. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential for war or other hostilities in other parts of the world; the availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management's ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; our ability to retain key management and employees; intense competition and our ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirement and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in Azonic Corporation's SEC filings. Azonic Corporation undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with Azonic Corporation's business, please refer to the risks and uncertainties detailed from time to time in Azonic Corporation's SEC filings.


Contact:
       Azonic Corporation
       John G. Simmonds
       Chief Executive Officer
       (905) 833-3838 x 223



Source: Azonic Corporation